UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No. 2)

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HANMI FINANCIAL CORPORATION

(Name of Registrant as Specified In Its Charter)

None

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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HANMI FINANCIAL CORPORATION

3660 Wilshire Boulevard
Penthouse Suite A
Los Angeles, California 90010

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD MAY 19, 2004

      The 2004 Annual Meeting of Stockholders of HANMI FINANCIAL CORPORATION (the “Company”) will be held at the Sheraton Universal Hotel, located at 333 Universal Hollywood Drive, Universal City, California, on Wednesday, May 19, 2004, beginning at 10:30 A.M. local time, for the following purposes:

1. To elect two nominees to serve as directors of the Company, each for a term of three years until respective successors shall be elected and qualified;

2. To amend the Certificate of Incorporation to increase the authorized number of shares of Common Stock which may be issued from 50 million shares to 200 million shares; and

3. To transact such other business as may properly come before the meeting or any adjournment thereof.

      Our agenda for the Annual Meeting will also include an overview of the Company’s business operations and recent performance results.

      The Board of Directors has fixed the close of business on April 5, 2004 as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting or any adjournment thereof.

      You are cordially invited to attend the Annual Meeting. However, you must be a stockholder of record at the close of business on April 5, 2004 to vote at the meeting. Regardless of whether or not you will attend, please vote by signing, dating and returning the enclosed proxy card.

By Order of the Board of Directors

Jae Whan Yoo
President and Chief Executive Officer

Los Angeles, California

May 3, 2004

HANMI FINANCIAL CORPORATION

PROXY STATEMENT

FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 19, 2004

       The Board of Directors of the Company is soliciting your proxy for use at the 2004 Annual Meeting of Stockholders to be held at the Sheraton Universal Hotel located at 333 Universal Hollywood Drive, Universal City, California, on Wednesday, May 19, 2004, beginning at 10:30 A.M. local time, and at any adjournment thereof. The Company intends to cause this Proxy Statement to be mailed to stockholders on or about May 3, 2004.

Record Date

      The close of business on April 5, 2004 has been selected as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting. Each holder of common stock is entitled to one vote per share of such stock held. At the record date, there were approximately 14,267,856 outstanding shares of the Company’s common stock entitled to vote at the annual meeting.

How to Vote; Submitting Your Proxy

      You may vote your shares either by voting in person at the Annual Meeting or by submitting a completed proxy. By submitting your proxy, you are legally authorizing another person to vote your shares. Your proxy designates Richard B. C. Lee and David Kim to vote your shares in accordance with the voting instructions you indicate in your proxy.

      If you submit your proxy designating Richard B. C. Lee and David Kim as the individuals authorized to vote your shares, but you do not indicate how your shares are to be voted, then your shares will be voted by those individuals in accordance with the Board’s recommendations, which are described in this proxy statement. In addition, if any matters other than the proposals contained in this proxy statement are properly brought up at the Annual Meeting, then Richard B. C. Lee and David Kim will have the authority to vote your shares on those matters in accordance with their discretion and judgment. The Board currently does not know of any matters to be raised at the Annual Meeting other than the proposals contained in this proxy statement.

      Your vote is very important to us. If you do not plan to attend the Annual Meeting, we encourage you to read the enclosed proxy statement and submit your completed proxy prior to the Annual Meeting so that your shares will be represented and voted in accordance with your instructions.

      If your shares are not registered in your name, but in the “street name” of a bank, broker or other holder of record, then such party will be entitled to vote your shares. If you would like to vote in person, you will need to obtain a proxy authorization from your broker, bank or other holder of record to vote the shares.

Quorum and Voting Requirements

      The required quorum for the transaction of business at the Annual Meeting is a majority of the shares of the Company’s common stock entitled to vote at the Annual Meeting. Shares voted in a matter are treated as being present for purposes of establishing a quorum. Abstentions and broker nonvotes will be counted for determining a quorum, but will not be counted for purposes of determining the number of votes cast “FOR” or “AGAINST” any matter. If no directions are given, the shares represented by the proxies will be voted “FOR” the election of the nominees for director and “FOR” amending the Certificate of Incorporation to increase the authorized number of shares of Common Stock which may be issued. The two nominees for directors who receive the most votes will be elected, so if you withhold authority to vote for a particular nominee, your vote will not count either “FOR” or “AGAINST” the nominee. The Certification of Incorporation will be amended only if a majority of shares vote “FOR” the proposal. Thus, if you withhold authority to vote on such proposal, it will be considered a vote “AGAINST” amending the Certificate of Incorporation to increase the number of authorized shares. The named proxies may vote in their discretion upon such matters as may properly come before the meeting.

Revocability of Proxies

      Any holder of the Company’s common stock may revoke a proxy at any time before it is voted by filing with the secretary of the Company an instrument revoking the proxy or by returning a duly executed proxy bearing a later date, or by attending the Annual Meeting and voting in person. Any such filing should be made to the attention of the Secretary, Hanmi Financial Corporation, Penthouse Suite A, 3660 Wilshire Boulevard, Los Angeles, California 90010. Attendance at the Annual Meeting will not by itself constitute revocation of a proxy.

Solicitation of Proxies

      In addition to soliciting proxies by mail, officers, directors and employees of the Company, without receiving any additional compensation, may solicit proxies by telephone, fax, in person or by other means. Arrangements will also be made with brokerage firms and other custodians, nominees and fiduciaries to forward proxy solicitation materials to the beneficial owners of the Company’s common stock held of record by such persons, and the Company will reimburse such brokerage firms, custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred by them in connection therewith. The Company will pay all expenses related to the solicitation of proxies.

THE BOARD OF DIRECTORS AND EXECUTIVE OFFICERS

Composition of the Board and Election of Directors

      The Company’s Bylaws provide for a Board of Directors consisting of no less than seven and no more than fifteen members, the exact number within this range being determined by the Board of Directors. Currently, the Board of Directors has twelve members classified into three classes, with each director serving a three-year term. George S. Chey, Ki Tae Hong, M. Christian Mitchell and Jae Whan Yoo are Class II directors serving terms that expire at the 2004 Annual Meeting of Stockholders, to be held on May 19, 2004. Stuart S. Ahn, Ung Kyun Ahn, Richard B.C. Lee and Chang Kyu Park are Class III directors serving terms that expire at the Annual Meeting of Stockholders to be held in 2005. I Joon Ahn, Joon Hyung Lee, Joseph K. Rho and Won R. Yoon are Class I directors serving terms that expire at the Annual Meeting of Stockholders to be held in 2006.

      The Board of Directors has nominated M. Christian Mitchell and Jae Whan Yoo for election to the Board of Directors, to serve as Class II directors. If elected, these nominees will serve a three-year term that will expire at the Annual Meeting of Stockholders to be held in the year 2007. The nominees have indicated their willingness to serve and, unless otherwise instructed, proxies will be voted for the election of such nominees unless instructions are given on the proxy to withhold authority to vote for them.

      The Board of Directors is nominating two, rather than four, nominees to fill the four Class II vacancies. This is due to the fact that, upon the closing of the merger with Pacific Union Bank (“PUB”), which occurred on April 30, 2004, PUB and Castle Creek Financial were each entitled to designate an additional director, subject to the approval of the Company. Castle Creek Financial’s designee, William J. Ruh, was approved by the Board of Directors at its December 21, 2003 meeting and will be a Class III director. PUB has designated one of its directors, Kraig Kupiek, who will be a Class I director. Following the Annual Meeting of Stockholders, the Board anticipates that it will appoint an existing director from each of Class I and Class III to fill the vacancies in Class II and then reduce the size of the Board accordingly. As of the date of this document, the Board has not determined which directors will be so reclassified. Upon this reclassification, the Board of Directors will once again be composed of twelve members, with each of the three classes having four members.

      The following tables set forth information with respect to the nominees for director, the other directors of the Company and officers of the Company.

Class II Director Nominees

Name and Position	Age	Principal Occupation for Past Five Years

M. Christian Mitchell Director	49	Retired Partner, Deloitte & Touche; National Managing Partner, Mortgage Banking/Finance Companies, Deloitte & Touche (2001 - 2003); Western Region Managing Partner, Deloitte’s Enterprise Risk Services (1998 - 2001); Director of Hanmi Financial Corporation (2004 -present).

Jae Whan Yoo Director	55	President and Chief Executive Officer, Hanmi Financial Corporation since July 2003. Director, Industrial Bank of Korea (2002 - 2003); Visiting scholar, Tshinghua University, Beijing (2002 - 2003); Advisor, SK Telesys (2002 - 2003); Auditor, Ceratech Corporation (2001 - 2003); Executive Vice President, KorAm Bank, Seoul, Korea (2001); General Manager, KorAm Bank, Seoul, Korea (1993 - 2000); Director of Hanmi Financial Corporation (2003 - present).

Class II Directors — Terms Expire in 2004

Name and Position	Age	Principal Occupation for Past Five Years

George S. Chey Director	73	Chairman, Pan International Realty, Inc., a real estate brokerage and management firm (1964 - present); Director of Hanmi Financial Corporation (1982 - present).

Ki Tae Hong Director	59	President & CEO, Pacom International, Inc., international trade of computer-related products (1993 -present); Director of Hanmi Financial Corporation (1983 - present).

Class III Directors — Terms Expire in 2005

Name and Position	Age	Principal Occupation for Past Five Years

Stuart S. Ahn Director	58	President & CEO, Sunnyland Development Inc., a real estate development firm (1977 - present); Director of Hanmi Financial Corporation (1982 - present).

Ung Kyun Ahn Director	68	President, Ahn’s Music Inc., a musical instrument dealer (1977 - present); Director of Hanmi Financial Corporation (1982 - present).

Richard B. C. Lee Director	45	President, B C Textiles, Inc., an international trading company (1991 - present); Director of Hanmi Financial Corporation (1988 - present).

Chang Kyu Park Chairman of the Board	62	Principal Pharmacist, Serrano Medical Center Pharmacy (1981 - present); Director of Hanmi Financial Corporation (1983 - present).

Class I Directors — Terms Expire in 2006

Name and Position	Age	Principal Occupation for Past Five Years

I Joon Ahn Director	64	President, Ace’s Fashion Company, a garment manufacturing company (1973 -2001); Director of Hanmi Financial Corporation (1982 - present).

Joon Hyung Lee Director	60	President, Root-III Corporation, a property management, real estate investment and development company (1983 - present); Director of Hanmi Financial Corporation (1989 - present).

Joseph K. Rho Director	63	Principal, J & S Investment (2002 - present); Partner, Korea Plaza LP (1987 - 2002); Director of Hanmi Financial Corporation (1984 - present).

Won R. Yoon Director	68	Chief Surgeon, Won R. Yoon, MD & Soo Y. Song Yoon, MD, Inc. (1975 - present); Director of Hanmi Financial Corporation (1982 - present).

Executive Officers

Name and Position	Age	Principal Occupation for Past Five Years

Wun Hwa Choi Sr. Vice President and Chief Credit Officer (Resigned in January 2004)	44	Senior Vice President and Chief Credit Officer (2001 - 2004); Senior Vice President and Chief Commercial Lending Officer (1999 - 2001); Senior Vice President and Senior Operations Administration Officer (1999); Vice President and Senior Operations Officer (1998 - 1999).

David W. Kim Sr. Vice President and Chief Administration Officer	38	Senior Vice President and Chief Administration Officer since July 2001. Vice President and Credit Administration Officer (1998 - 2001); General Legal Counsel (1995 - 1998).

Michael J. Winiarski Sr. Vice President and Chief Financial Officer	47	Senior Vice President and Chief Financial Officer since December 2003. Senior Advisor to the FDIC, Quantum G&A Joint Venture (2003); President, Imperial Warehouse Finance, Inc. (2002 - 2003); Senior Vice President, IndyMac Bank, FSB (1999 - 2002); Senior Vice President, Washington Mutual Bank, FA (1998 - 1999); Senior Vice President, Home Savings of America, FSB (1995 - 1998).

The Board of Directors and Its Committees

      During fiscal 2003, the Board of Directors held 23 meetings. No director attended fewer than 75% of the aggregate number of meetings of the Board of Directors and the Committees on which he served. The Company’s policy is to encourage all directors to attend all Annual and Special Meetings of Stockholders. The Company’s May 21, 2003 Annual Meeting of Stockholders was attended by all individuals who were serving as directors at that time.

      The Board of Directors has a process for stockholders to send communications to directors. The Company’s stockholders and interested parties may send communications to the Board of Directors by writing to the Board of Directors at Hanmi Financial Corporation, 3660 Wilshire Blvd., Suite 218, Los Angeles, California 90010, Attention: Board of Directors. All such communications will be relayed directly to the Board of Directors. Any interested party wishing to communicate directly with the Company’s independent directors regarding any matter may send such communication in writing to the Company’s independent directors at Hanmi Financial Corporation, 3660 Wilshire Blvd., Suite 218, Los Angeles, California 90010, Attention: Presiding Director. Any interested party wishing to communicate directly with the Audit Committee regarding any matter, including any accounting, internal accounting or auditing matter, may submit such communication in writing to Hanmi Financial Corporation, 3660 Wilshire Blvd., Suite 218, Los Angeles, California 90010, Attention: Chairman of the Audit Committee. Any submissions to the Presiding Director or Audit Committee may be anonymous and/or confidential.

      The Board of Directors has four standing committees, the Audit Committee, the Compensation Committee, the Planning Committee and the Nominating and Corporate Governance Committee.

Audit Committee

      Pursuant to its charter, attached as Appendix A, the Audit Committee appoints a firm of independent certified public accountants to conduct the annual audit of the Company’s books and records. The Audit Committee also reviews with such accounting firm the scope and results of the annual audit, the performance by such accountants of professional services in addition to those related to the annual audit and the adequacy of the Company’s internal controls. During 2003, the members of the Audit Committee were Stuart S. Ahn, Joon Hyung Lee, Richard B. C. Lee, Chang Kyu Park, Joseph K. Rho, and Won R. Yoon. The Board of Directors has determined that each of these committee members met the independence standards required by NASDAQ. There was not a “financial expert” within the meaning of the current rules of the Securities and Exchange Commission on the Audit Committee during 2003. However, M. Christian Mitchell has been appointed to the Audit Committee on April 12, 2004. The Board has determined that Mr. Mitchell meets the independence standards required by NASDAQ and be a “financial expert” within the meaning of the current rules of the Securities and Exchange Commission. The Audit Committee held sixteen (16) meetings in fiscal year 2003. See “Report of the Audit Committee of the Board of Directors.”

Compensation Committee

      The Compensation Committee reviews and recommends to the Board of Directors the levels of compensation for the Company’s executive officer(s) and approves and administers the Company’s incentive compensation programs, including but not limited to the Company’s 2000 Stock Option Plan. The members of the Compensation Committee, I Joon Ahn, Ung Kyun Ahn, George S. Chey, Ki Tae Hong, Joon Hyung Lee, Chang Kyu Park, and Joseph K. Rho, are all independent of management. The Compensation Committee held nine (9) meetings in fiscal year 2003. See “Report of the Compensation Committee of the Board of Directors on Executive Compensation.”

Planning Committee

      The Planning Committee recommends planning policy, new lines of business, capital and financial plans, and dividend plans to the Board, and also monitors the planning activities and the Company’s performance against its plans and budget. The members of the Planning Committee are I Joon Ahn, Ung Kyun Ahn, George S. Chey, Richard B. C. Lee, Chang Kyu Park, Joseph K. Rho, Jae Whan Yoo, and Won R. Yoon. The Planning Committee held seven (7) meetings in fiscal year 2003.

Nominating and Corporate Governance Committee

      Pursuant to its charter, attached as Appendix B, the Nominating and Corporate Governance Committee (a) assists the Board by identifying individuals qualified to become Board members, (b) recommends to the Board the director nominees for the Board and Board committees for the next Annual Meeting of Stockholders, (c) develops, recommends and implements a set of corporate governance principles applicable to the Company and (d) monitors the process to determine Board and committee effectiveness. The members of the Nominating and Corporate Governance Committee: I Joon Ahn, Ung Kyun Ahn, Joon Hyung Lee, Richard B. C. Lee, Chang Kyu Park, Joseph K. Rho, and Won R. Yoon, are directors independent of management. The Nominating and Corporate Governance Committee held one (1) meeting in fiscal year 2003.

      The Nominating and Corporate Governance Committee will consider recommendations by stockholders for directors to be nominated, provided that any such recommendation complies with the procedures set forth below.

      Recommendations by any stockholder of a candidate for election as a director of the Company must be submitted in writing to the Chairman of the Nominating and Corporate Governance Committee at the Company’s principal executive offices no later than the last business day of January of the year the Company’s next Annual Meeting of Stockholders will be held, for consideration at such Annual Meeting. Stockholders shall include in such recommendation: (a) the name, age and address of each proposed nominee; (b) the principal occupation of each proposed nominee; (c) the number of shares of voting stock of the Company owned by each proposed nominee; (d) the name and residence address of the notifying stockholder; (e) the number of shares of voting stock of the Company owned by the notifying stockholder; and (f) a letter from the proposed nominee indicating that such proposed nominee wishes to be considered as a nominee for the Board and will serve as a member of the Board if elected. In addition, each recommendation must set forth in detail the reasons why the notifying stockholder believes the proposed nominee meets the following general qualifications: (1) nominees should possess high personal and professional ethics, integrity and values, and be committed to representing the long-term interests of the stockholders, (2) nominees must have an inquisitive and objective perspective, practical wisdom and mature judgment, (3) nominees should possess a broad range of skills, expertise, industry knowledge and contacts useful to the Company’s business, and (4) nominees must be willing to devote sufficient time to carrying out their duties and responsibilities effectively, and should be committed to serve on the Board for an extended period of time.

      In identifying and evaluating director candidates, the Nominating and Corporate Governance Committee will solicit and receive recommendations, and review qualifications of potential candidates to serve on the Board. The Nominating and Corporate Governance Committee may also use search firms to identify director candidates. To enable the Nominating and Corporate Governance Committee to effectively evaluate director candidates, the Committee may also conduct appropriate inquiries into the backgrounds and qualifications of director candidates, including reference checks. The Nominating and Corporate Governance Committee will consider candidates recommended by stockholders utilizing the same criteria as candidates identified by the Nominating and Corporate Governance Committee.

      Mr. M. Christian Mitchell has been nominated for election to the Board of Directors this year for a three-year term that will expire at the Annual Meeting of Stockholders to be held in the year 2007. Mr. Mitchell was first brought to the attention of the Company by a third party individual. Mr. Mitchell was then referred to the Nominating and Corporate Governance Committee, which said Committee, after due evaluation, recommended Mr. Mitchell to the Board as a director nominee.

COMPENSATION

Director Compensation

      Each director who is not an employee of the Company was paid a monthly retainer fee of $2,000, and $500 for attendance at each special and/or committee meeting, up to a maximum of $2,500 per month. In addition, the Chairman of the Board received an additional $500 each month. Directors receive $9,300 to $13,900 for payment for health insurance. Directors are eligible to receive stock options under the Company’s 2000 Stock Option Plan. In 2003, no options were granted to the members of the Board other than the stock option granted to Mr. Yoo in July 2003 to purchase 40,000 shares of the Company’s common stock in connection with the commencement of his employment, as President and Chief Executive Officer of the Company.

Executive Compensation

      The following table shows the compensation paid by the Company during the last three fiscal years to the Company’s Chief Executive Officer and to each of our three other most highly compensated executive officers who were serving as executive officers at the end of fiscal year 2003, as well as to our former CEO and CFO, both of whom resigned in fiscal year 2003. We collectively refer to these six persons as the “named executive officers.”

Summary Compensation Table

	Annual Compensation(1)						Long-Term
							Compensation
					Other		Awards	All Other
Name & Principal Position	Fiscal Year	Salary($)	Bonus($)		($)(2)		Stock Options #	Compensation

Jae Whan Yoo	2003	$109,997	$17,361	(3)	$9,123		40,000	$4,122	(4)
President and Chief	2002	—	—		—		—	—
Executive Officer	2001	—	—		—		—	—
Chung Hoon Youk	2003	$102,770	—		$14,528	(5)	—	$214,380	(6)
President and Chief	2002	$225,571	—		$25,426	(7)	40,000	$8,521	(8)
Executive Officer	2001	$211,770	$110,250		$21,350	(9)	—	$8,192	(10)
(Resigned)
Wun Hwa Choi	2003	$117,498	$17,378	(11)	$18,292	(12)	—	$6,185	(13)
Sr. Vice President	2002	$100,609	$22,838		$17,462	(14)	—	$6,008	(15)
and Chief Credit	2001	$96,976	$33,049		$19,237	(16)	16,350	$4,290	(17)
Officer (Resigned in January 2004)
David W. Kim	2003	$104,876	$14,813	(11)	$22,601	(18)	—	$5,479	(19)
Sr. Vice President	2002	$91,047	$21,724		$21,514	(20)	—	$5,434	(21)
and Chief	2001	$87,424	$31,776		$16,218	(22)	16,350	$5,049	(23)
Operations Officer
Michael J. Winiarski	2003	$7,499	—	(11)	—		—	—
Sr. Vice President	2002	—	—		—		—	—
and Chief Financial	2001	—	—		—		—	—
Officer
Yong Ku Choe	2003	$75,854	$16,174		$10,861	(24)	—	$63,061	(25)
Sr. Vice President	2002	$119,803	$34,067		$14,964	(26)	—	$7,154	(27)
and Chief Financial	2001	$116,076	$45,596		$15,568	(28)	16,350	$6,956	(29)
Officer (Resigned)

(1)	All cash compensation and perquisites paid to the named executive officers, including any severance payments, are paid by, and are the responsibility of, the Company’s subsidiary, Hanmi Bank. All equity awards are made by the Company, are for shares of the Company’s common stock and are made pursuant to its 2000 Stock Option Plan.

(2)	The Company, through its subsidiary, Hanmi Bank, furnishes perquisites to certain executive officers including but not limited to, company-owned automobiles (used primarily for the Company’s business purposes), continuing education fees, and certain club memberships.

(3)	This figure represents a $17,361 signing bonus. Mr. Yoo is also entitled to receive a performance incentive bonus based on performance measures for fiscal year 2003, the amount of which will be determined in the second quarter of 2004.

(4)	Consists of $4,122, which is the dollar value of the term life insurance premiums paid on behalf of this executive during fiscal year 2003.

(5)	This figure includes $9,939 toward the use and maintenance of a Company car and $3,920 toward medical insurance.

(6)	Consists of (1) $205,079 paid in 2003 pursuant to a severance package (as further described below under the section of this proxy entitled “Employment Agreements”), (2) $317, which is the dollar value of the term life insurance premiums paid on behalf of this executive during fiscal year 2003 and (3) a $8,984 contribution paid on behalf of executive toward the executive’s 401(k) plan account.

(7)	This figure includes $13,719 toward the use and maintenance of a Company car and $9,250 toward medical insurance.

(8)	Consists of (1) $317, which is the dollar value of the term life insurance premiums paid on behalf of this executive during fiscal year 2002 and (2) a $8,204 contribution paid on behalf of executive toward the executive’s 401(k) plan account.

(9)	This figure includes $10,240 toward the use and maintenance of a Company car and $9,076 toward medical insurance.

(10)	Consists of (1) $317, which is the dollar value of the term life insurance premiums paid on behalf of this executive during fiscal year 2001 and (2) a $7,875 contribution paid on behalf of executive toward the executive’s 401(k) plan account.

(11)	These executives are also entitled to receive a performance incentive bonus based on performance measures for fiscal year 2003, the amount of which will be determined in the second quarter of 2004.

(12)	This figure includes $9,360 toward the use and maintenance of a Company car and $8,932 toward medical insurance.

(13)	Consists of a $6,185 contribution paid on behalf of executive toward the executive’s 401(k) plan account.

(14)	This figure includes $9,319 toward the use and maintenance of a Company car and $8,143 toward medical insurance.

(15)	Consists of a $6,008 contribution paid on behalf of executive toward the executive’s 401(k) plan account.

(16)	This figure includes $9,426 toward the use and maintenance of a Company car and $6,336 toward medical insurance.

(17)	Consists of the $4,290 contribution paid on behalf of executive toward the executive’s 401(k) plan account.

(18)	This figure includes $10,213 toward the use and maintenance of a Company car and $8,913 toward medical insurance.

(19)	Consists of a $5,479 contribution paid on behalf of executive toward the executive’s 401(k) plan account.

(20)	This figure includes $9,826 toward the use and maintenance of a Company car and $8,213 toward medical insurance.

(21)	Consists of a $5,434 contribution paid on behalf of executive toward the executive’s 401(k) plan account.

(22)	This figure includes $9,897 toward the use and maintenance of a Company car and $6,321 toward medical insurance.

(23)	Consists of a $5,049 contribution paid on behalf of executive toward the executive’s 401(k) plan account.

(24)	This figure includes $4,648 toward the use and maintenance of a Company car and $5,571 toward medical insurance.

(25)	Consists of (1) $55,702 paid in 2003 pursuant to a severance package (as further described below under the section of this proxy entitled “Employment Agreements”) and (2) a $7,359 contribution paid on behalf of executive toward the executive’s 401(k) plan account.

(26)	This figure includes $5,266 toward the use and maintenance of a Company car and $9,173 toward medical insurance.

(27)	Consists of a $7,154 contribution paid on behalf of executive toward the executive’s 401(k) plan account.

(28)	This figure includes $6,569 toward the use and maintenance of a Company car and $8,999 toward medical insurance.

(29)	Consists of a $6,956 contribution paid on behalf of executive toward the executive’s 401(k) plan account.

Employment Agreements

      Hanmi Bank entered into a three (3) year employment agreement with Jae Whan Yoo, effective July 3, 2003. Under the terms of the agreement, Mr. Yoo serves as President and Chief Executive Officer of both the Company and Hanmi Bank at a base annual salary of $250,000. In addition, Mr. Yoo is eligible to receive an annual bonus based on pre-tax profitability of Hanmi Bank in an amount not to exceed 75% of his annual salary. Mr. Yoo also participates in accident and health insurance benefits as well as a term life insurance policy in the amount of $1,150,000. Either Mr. Yoo or the Company and/or Hanmi Bank may terminate the employment agreement without cause at any time. If the Company and/or Hanmi Bank terminates the agreement without cause, upon such termination, Hanmi Bank must pay Mr. Yoo his base salary, excluding any bonuses, for a period of six (6) months or for the remaining duration of the term of the agreement, whichever is less. Hanmi Bank must also compensate Mr. Yoo for all accrued and unused vacation leave at his then current daily salary rate. If Mr. Yoo terminates the agreement without cause, his base salary and bonus will immediately terminate on the date the agreement is terminated.

      Mr. Youk and the Company agreed to a severance package in May 2003. This package superseded all prior employment and severance agreements between Mr. Youk and the Company. Pursuant to the terms, our subsidiary, Hanmi Bank, agreed to provide Mr. Youk with (i) one year of his annualized base salary of $250,000, (ii) one year of continued health insurance premiums for him and his family and (iii) his Company-purchased vehicle.

      Mr. Choe and the Company agreed to a severance package in July 2003. Pursuant to the terms, our subsidiary, Hanmi Bank, agreed to provide Mr. Choe with (i) one year of his annualized base salary of $124,176, (ii) one year of continued health insurance premiums for him and his family, (iii) the acceleration of the vesting of his outstanding stock options to purchase 3,270 shares of the Company’s stock and (iv) his Company-purchased vehicle. In consideration for these severance benefits, Mr. Choe executed a general release of claims with respect to Hanmi Bank and is bound to comply with certain non-solicitation and non-competition covenants.

Equity Compensation Plan Information

      The following table summarizes information as of December 31, 2003 relating to equity compensation plans of Hanmi Financial pursuant to which grants of options, restricted stock, or other rights to acquire shares may be granted from time to time.

			Number of securities
			remaining available
	Number of securities		for future issuance
	to be issued upon	Weighted-average	under equity
	exercise of	exercise price of	compensation plans
	outstanding	outstanding	(excluding securities
	options, warrants	options, warrants	reflected in column
	and rights (a)	and rights (b)	(a))

Equity compensation plans approved by security holders	750,032	$11.04	1,380,619
Equity compensation plans not approved by security holders	0	0	0

Total	750,032	$11.04	1,380,619

Option Grants in Last Fiscal Year

      The following table shows all options to acquire shares of the Company’s stock granted to our named executive officers during fiscal year 2003.

						Potential Realized Value
						at Assumed Annual Rates
	Number of	Percent of Total				of Stock Appreciation for
	Securities	Options Granted to				Option Term(3)
	Underlying Options	Employees in Fiscal		Exercise Price	Expiration
Name	Granted (#)(1)	Year		($/Share)(2)	Date	5%	10%

Jae Whan Yoo	40,000	100	%(4)	$17.50	7/2/2013	$440,226	$1,115,620

(1)	These options are incentive stock options granted pursuant to the 2000 Stock Option Plan. One-third (1/3) of the options vested immediately upon grant. The remaining two-thirds (2/3) of the options will vest in equal annual installments over a two-year period.

(2)	Market value on the date of grant.

(3)	Assumed annual rates of stock price appreciation are set by the SEC and are not a forecast of future appreciation. The amounts shown are pre-tax and also assume that the options will be held throughout their entire term. Actual realized value, if any, will be dependent on the future price of the Company’s common stock, as well as the continued employment of the option holder through the vesting period.

(4)	No other employees of the Company or its affiliates were awarded options in 2003.

Aggregate Option Exercises in the Last Year and Fiscal Year End Option Values

      The following table shows all stock options exercised by our named executive officers during fiscal 2003 and the number and value of unexercised options they held at fiscal year end.

			Number of Securities
			Underlying Unexercised		Value of Unexercised
			Options at		In-the-Money Options At
	Shares	Value	Fiscal Year End(#)		Fiscal Year End ($)(2)
	Acquired on	Realized
Name	Exercise	($)(1)	Exercisable	Unexercisable	Exercisable	Unexercisable

Chung Hoon Youk	13,334	$26,001	—	—	—	—
Yong Ku Choe	6,540	$48,265	—	—	—	—
Wun Hwa Choi	21,401	$172,529	—	13,875	—	$103,274
David W. Kim	6,540	$30,346	—	9,810	—	$55,917
Jae Whan Yoo	—	—	13,334	26,666	$30,268	$60,532
Michael J. Winiarski	—	—	—	—	—	—

(1)	Calculated by determining the difference between the exercise price of such option and the fair market value of the Company’s common stock at the exercise date, multiplied by the total number of shares subject to the option.

(2)	Calculated by determining the difference between the exercise price of such option and the fair market value of the Company’s common stock at December 31, 2003, multiplied by the total number of shares subject to the option.

Compensation Committee Interlocks and Insider Participation

      I Joon Ahn, Ung Kyun Ahn, George S. Chey, Ki Tae Hong, Joon Hyung Lee, Chang Kyu Park, and Joseph K. Rho served as members of the Compensation Committee during the last completed fiscal year. No member of that Committee was an officer or employee of the Company or any of its subsidiaries during the year, or on the compensation committee of any other entity whose officers served either on the Board of Directors or on the Compensation Committee of the Company.

Certain Relationships and Related Transactions

      Some of the Company’s directors and executive officers and their immediate families, as well as the companies with which they are associated, are customers of, or have had banking transactions with, Hanmi Bank in the ordinary course of Hanmi Bank’s business, and Hanmi Bank expects to have banking transactions with such persons in the future. In management’s opinion, all loans and commitments to lend included in such transactions were made in the ordinary course of business, in compliance with applicable laws on substantially the same terms, including interest rates and collateral, as those prevailing for comparable transactions with other persons of similar creditworthiness and, in the opinion of management, did not involve more than a normal risk of repayment or presented other unfavorable features. The total amount of indebtedness owed to Hanmi Bank by the principal officers and current directors of Hanmi Bank (including associated companies) as of December 31, 2003 was approximately $10,426,309.

REPORT OF THE COMPENSATION COMMITTEE OF

THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION

      The report of the Compensation Committee shall not be deemed incorporated by reference to any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or under the Exchange Act, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

Overview and Philosophy

      The Compensation Committee of the Board of Directors (the “Committee”) is composed entirely of outside directors and is responsible for developing and making recommendations to the Board with respect to the Company’s executive compensation policies. In addition, the Committee, pursuant to authority delegated by the Board, determines the compensation to be paid to the Chief Executive Officer and each of the other executive officers of the Company. The Committee is also responsible for setting and administering the policies that govern the Hanmi Financial 2000 Stock Option Plan (“2000 Stock Option Plan”).

      There are three key elements in the Company’s executive compensation program, all determined by individual and corporate performance:

•	Annual base salary;

•	Annual bonus program; and

•	Long-term incentive compensation.

      The Company’s executive compensation program is designed to enable it to attract, retain and motivate the highest quality of management talent available. Furthermore, the Committee believes that the value of the program should reflect, in large part, the value created for stockholders. The key objectives of the program are as follows:

•	To offer fair and competitive annual base salaries consistent with similarly situated companies in the banking industry;

•	To reward executives for corporate and individual performance through annual incentive bonus programs; and

•	To encourage future performance through the use of long-term incentives such as stock options, which align the interests of employees and stockholders.

Annual Base Salaries

      Annually, the Committee establishes the base salaries to be paid to the executive officers of the Company during the coming year, subject to the approval of the Board of Directors. In setting base salaries, the Committee takes into account several factors including, but not limited to, the executive’s experience, responsibilities, management abilities and job performance, as well as the performance of the Company as a whole and current market conditions. Company performance measures reviewed in connection with setting base salaries in 2003 included only profitability of our subsidiary, Hanmi Bank. The Committee established no other Company performance goals for the purpose of determining base salaries.

Bonus Program

      The Committee reviews the performance of the executive officers of the Company on an annual basis to determine whether the performance should be rewarded with a discretionary cash bonus. Company performance measures reviewed in connection with determining discretionary bonuses in 2003 included only the achievement of pre-tax profits by our subsidiary, Hanmi Bank. The Committee established no other Company performance goals for the purposes of determining discretionary cash bonuses.

Long-Term Incentive Compensation

      The Committee believes that employee stock ownership is a significant incentive in building stockholder wealth and aligning the interests of employees and stockholders. Stock options will only have value if the Company’s stock price increases. Stock options utilize vesting periods to encourage key employees to continue in the employ of the Company.

      The Company awards stock options to the executive officers pursuant to the terms of the Company’s 2000 Stock Option Plan. The Committee has not established option grant guidelines; rather, the size, timing and other material terms of the option grants for executive officers are made at the discretion of the Board and the Committee. Factors considered by the Committee and the Board include (1) awards to industry peers and (2) each executive’s previous grant history.

Compensation of the Chief Executive Officer

      The Company’s Compensation Committee formally reviews the compensation paid to the Chief Executive Officer of the Company (who also serves as the Chief Executive Officer of the Bank) each year. Changes in base salary and the awarding of cash incentives are based on overall financial performance and profitability related to objectives stated in the Company’s strategic performance plan and the initiatives taken to direct the Company, as well as on market data for total compensation paid to industry peers. Market data information is obtained by surveying the proxy statements of other companies. Final approval of any changes to compensation is made by the Company’s Board of Directors. For fiscal year 2003, the only Company performance objective established for our CEOs’ compensation was pre-tax profitability of our subsidiary, Hanmi Bank.

      After review of market information, specific accomplishments and the financial performance of the Company, the compensation package for our departing CEO, Mr. Youk, for fiscal year 2003 included only base salary; no bonus or equity compensation was awarded to Mr. Youk in light of the modified severance package provided to Mr. Youk by the Committee. A further description of this severance package is provided in the section of this proxy entitled “Employment Agreements.” Mr. Youk was awarded a severance package upon the termination of his employment that was different from the one in his employment agreement in recognition by the Board of (1) his years of service to the Company and (2) his contributions to the Company.

      The initial compensation package for Mr. Yoo is as set forth in the description of his employment agreement in the section of this proxy statement entitled “Employment Agreements.” The Committee based the structure of this package on (1) packages offered to industry peers as well as the other executive officers of the Company and (2) the compensation package of the departing CEO. During his service in fiscal year 2003, Mr. Yoo was eligible to earn a performance bonus based solely on the level of the Bank’s pre-tax profitability. The amount of the performance bonus will be determined in the second quarter of 2004. Mr. Yoo also received a signing bonus of $17,361.

Policy with Respect to Section 162(m)

      Section 162(m) of the Internal Revenue Code of 1987, as amended (the “Code”), generally limits the corporate deduction for compensation paid to our named executive officers to $1,000,000, unless the compensation qualifies as “performance based” and has been approved in advance by a vote of its stockholders. Neither the Company nor Hanmi Bank is currently compensating any executive officers at levels that would cause this limitation on corporate tax deductions to apply and neither has any current plans to do so. The Compensation Committee has accordingly not adopted a formal policy concerning the application of the Section 162(m) limitation on tax deductions. The Compensation Committee will continue to monitor the applicability of Section 162(m). The Compensation Committee will, if it appears that any executive officer will likely be approaching the $1,000,000 compensation limitation in the near future, review whether such payments should be structured so as to qualify as deductible performance-based compensation.

The Compensation Committee

I Joon Ahn
Ung Kyun Ahn
George S. Chey
Ki Tae Hong
Joon Hyung Lee
Chang Kyu Park
Joseph K. Rho

PRICE PERFORMANCE GRAPH

      Set forth below is a graph comparing stockholder return on the Company’s common stock valued on the market price of common stock with the cumulative total returns for companies on an indexed basis of a $100 investment in the Company’s common stock, the Nasdaq Composite® (US) Index and the S & P Financials Index. Periods prior to June 2000 represent trading in the common stock of Hanmi Bank prior to the reorganization of the Company into a bank holding company. The Company’s common stock was accepted for listing on Nasdaq on January 29, 2001. The performance graph shall not be deemed incorporated by reference to any general statement incorporating by reference this Proxy Statement into any filing under the Security Act of 1933 or under the Exchange Act, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

Comparison of Cumulative Total Return on $100 Investment

Among the Company, Nasdaq Composite® (US) Index, and S & P Financials Index

Comparative Return

	Period Ending

Index	12/31/98	12/31/99	12/31/00	12/31/01	12/31/02	12/31/03

The Company	100.00	126.00	153.00	227.00	284.00	344.00
NASDAQ	100.00	186.00	113.00	89.00	61.00	91.00
S & P Financials	100.00	102.00	126.00	113.00	94.00	121.00

PROPOSAL TO INCREASE AUTHORIZED STOCK

      The Board of Directors is requesting stockholder approval of an amendment to the Company’s Certificate of Incorporation to increase the authorized number of shares of Common Stock from 50 million to 200 million shares. The additional shares would be identical in all respects to the Company’s currently authorized shares. The Board of Directors has approved such amendment, subject to stockholder approval.

      As of the date of this proxy statement, there were approximately 14.3 million shares of Common Stock outstanding and approximately an additional 1.6 million shares reserved for issuance pursuant to the Company’s stock option plans. However, the Company expects to issue a total of approximately 9.7 million shares in connection with its acquisition of Pacific Union Bank (including shares issued in the merger itself as well as shares issued in the private placement to finance the merger). In addition, the Company will be required to reserve approximately an additional 300,000 shares for issuance in connection with the options held by Pacific Union Bank employees that it will assume in the merger. Accordingly, the Company’s authorized but unissued and unreserved shares will be a significantly lower percentage of its authorized capitalization than it has historically had and may not be sufficient to implement actions, such as stock dividends, that the Board may determine in the future are beneficial for the Company’s stockholders.

      Although the Board of Directors has no current plans or agreements to issue more shares (other than in connection with the acquisition of Pacific Union Bank, as noted above, and ordinary course compensation grants) the Board believes that increasing the number of authorized shares will provide important flexibility following the Pacific Union Bank acquisition to meet future business and financial needs and opportunities. These may include raising additional capital; issuing shares in connection with acquisitions of other companies and businesses; providing equity incentives to the Company’s directors, officers and employees; and issuing stock splits and dividends to its stockholders. The Company has generally paid stock dividends or effected stock splits in every year since its formation (including a 9% stock dividend in 2002 and both a 3-for-2 stock split and a 12% stock dividend in 2001). In determining that an increase in the authorized shares to 200 million was appropriate, the Board of Directors took into account historical and anticipated issuance patterns; the desire for flexibility to pay stock dividends in the future based on market conditions; and the fact that following the acquisition of Pacific Union Bank, Hanmi is expected to be a significantly larger financial institution with expanded opportunities for growth (and therefore greater capital needs).

      In general, if the Board decides to issue any of the additional shares that would be authorized by this proposal, no further stockholder action would be required to approve that issuance unless required by applicable law or the rules of the Nasdaq Stock Exchange. Subject to its fiduciary duties to stockholders, the Board could also issue some of the additional shares in transactions that might make an unsolicited acquisition of control of the Company more difficult, expensive or time consuming, but it has no current plans to do so and is not aware of any unsolicited acquisition proposal relating to the Company. Any issuance of additional shares of Common Stock could also have the effect, at least in the short term, of diluting the earnings per share and book value per share of the outstanding Common Stock.

      The Board believes that approval of this resolution to increase the number of authorized shares of Common Stock is in the best interests of the Company and its stockholders and recommends that stockholders vote for approval of the resolution.

INDEPENDENT ACCOUNTANTS

      The firm of KPMG, LLP (“KPMG”) served as the Company’s independent accountants for the year ended December 31, 2003. This firm has advised the Company that it has no direct or indirect financial interest in the Company. Representatives of this firm are expected to be present at the Annual Meeting of Stockholders, with the opportunity to make a statement should they desire to do so, and will be available to respond to appropriate questions from stockholders.

Audit Fees

      The aggregate fees billed by KPMG for professional services rendered for the audit of the Company’s annual financial statements for the fiscal year ended December 31, 2003 and for the reviews of the financial statements included in the Company’s Quarterly Reports on Form 10-Q for that fiscal year were $159,750. The aggregate fees billed by KPMG for professional services rendered for the audit of the Company’s annual financial statements for the fiscal year ended December 31, 2002 and for the reviews of the financial statements included in the Company’s Quarterly Reports on Form 10-Q for that fiscal year were $135,000

Audit Related Fees

      The Company did not incur any audit related fees other than those disclosed immediately above.

Tax Fees

      The aggregate fee billed by KPMG for professional services rendered in connection with tax compliance, tax advice and tax planning for the fiscal year ended December 31, 2003 was $340,400. In fiscal year 2003, the Company paid a fee of $31,900 for the preparation of the Company’s income tax return and a financial consulting fee for tax advice and tax planning in the amount of $308,500. The aggregate fee billed by KPMG for professional services rendered in connection with tax compliance, tax advice and tax planning for the fiscal year ended December 31, 2002 was $421,600. In fiscal year 2002, the Company paid a fee of $21,600 for the preparation of the Company’s income tax return and a financial consulting fee for tax advice and tax planning in the amount of $400,000.

All Other Fees

      There were no fees billed by KPMG for services rendered to the Company, other than the services described above under “Audit Fees,” “Audit Related Fees” and “Tax Fees.”

Audit Committee Pre-Approval Policies and Procedures

      The Audit Committee currently has no “Pre-Approval Policies and Procedures” for independent auditors’ services as it presently approves each specific service of the independent auditors in advance of performance including the fees and terms thereof. However, the Audit Committee does have a completed draft of an “Audit Committee Pre-Approval Policy” and is in the process of obtaining approval for said policy.

      The only independent auditors non-audit service relates to the preparation of the Company’s income tax return and this work and related fees are specifically approved in advance by the Audit Committee.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

      The Board of Directors maintains an Audit Committee composed of six of the Company’s outside directors. The Board of Directors and the Audit Committee believe that the Audit Committee’s current member composition satisfies the rule of the National Association of Securities Dealers, Inc. (“NASD”) that governs audit committee composition, including the requirement that audit committee members all be “independent directors” as that term is defined by NASD Rule 4200(a)(15).

      The Audit Committee oversees the Company’s financial process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the Committee reviewed the audited financial statements in the Annual Report with management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements. The Board of Directors has adopted a written Charter of the Audit Committee, which can be found in Appendix A.

      The Audit Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the Committee under generally accepted auditing standards, including Statement on Auditing Standards No. 61. In addition, the Audit Committee has discussed with the independent auditors the auditors’ independence from management and the Company including the matters in the written disclosures and the letter from the independent auditors required by the Independence Standards Board, Standard No. 1.

      The Audit Committee discussed with the Company’s independent auditors the overall scope and plans for their audit. The Audit Committee meets with the independent auditors, with and without management present, to discuss the results of their examination, their evaluation of the Company’s internal controls and the overall quality of the Company’s financial reporting.

      In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2003 for filing with the Securities and Exchange Commission.

The Audit Committee

Stuart S. Ahn
Joon Hyung Lee
Richard B. C. Lee
Chang Kyu Park
Joseph K. Rho
Won R. Yoon

BENEFICIAL OWNERSHIP OF PRINCIPAL STOCKHOLDERS AND MANAGEMENT

      The following tables set forth information pertaining to beneficial ownership (as defined below) of the Company’s common stock, by (i) persons known to the Company to own more than five percent of the outstanding shares of the Company’s common stock, (ii) each director and nominee for election, (iii) executive officers of the Company and (iv) all directors and executive officers of the Company as a group. The information contained herein has been obtained from the Company’s records and from information furnished to the Company by each individual or entity. Management knows of no person who owns, beneficially or of record, either individually or with associates, more than five percent of the Company’s common stock, except as set forth below.

      The number of shares “beneficially owned” by a given stockholder are determined under Securities and Exchange Commission Rules, and the designation of ownership set forth below is not necessarily indicative of ownership for any other purpose. In general, the beneficial ownership as set forth below includes shares over which a director, director nominee, principal stockholder or executive officer has sole or shared voting or investment power and certain shares which such person has a vested right to acquire, under stock options or otherwise, within 60 days of the date hereof. Except as otherwise indicated, the address for each of the following persons is the Company’s address. The following information is as of April 5, 2004.

Common Stock Beneficially Owned

		Percentage of
Name and Address of Beneficial Owner	Number of Shares	Shares Outstanding

John H. Ahn(1)	978,596	6.86%
FMR Corporation(2)	966,300	6.77%
Won R. Yoon(3)(4)(5) Director	792,641	5.55%
Joseph K. Rho(3) Director	668,600	4.69%
Chang Kyu Park(3) Chairman of the Board	614,098	4.30%
I Joon Ahn(3) Director	570,451	4.00%
Ung Kyun Ahn(3)(6) Director	561,251	3.93%
Joon H. Lee(7) Director	517,359	3.62%
Richard B. C. Lee(4)(8) Director	444,605	3.11%
Ki Tae Hong(3)(4) Director	194,859	1.36%
George S. Chey(7) Director	177,712	1.24%
Stuart S. Ahn(3)(7)(9) Director	171,387	1.20%
Jae Whan Yoo(10) Director, President and Chief Executive Officer	13,334	0.09%
Wun Hwa Choi Sr. Vice President and Chief Credit Officer	0	0.00%
David Kim Sr. Vice President and Chief Administration Officer	0	0.00%

		Percentage of
Name and Address of Beneficial Owner	Number of Shares	Shares Outstanding

M. Christian Mitchell Director	0	0.00%
Michael J. Winiarski Sr. Vice President and Chief Financial Officer	0	0.00%
All directors and executive officers as a group (15 in number)	4,726,297	32.97%

(1)	Mr. Ahn’s address is 8592 Los Coyotes Drive, Buena Park, CA 90621.

(2)	As reported in Schedule 13G/A filed by FMR Corp. as of December 31, 2003. The address of FMR Corp. is 82 Devonshire Street, Boston, MA 02109. Fidelity Management & Research Company, a wholly-owned subsidiary of FMR Corp. and an investment adviser registered under Section 203 of the Investment Advisers Act of 1940, is the beneficial owner of 946,400 shares or 6.700% of the Company’s common stock outstanding as a result of acting as investment adviser to various investment companies registered under Section 8 of the Investment Company Act of 1940. The ownership of one investment company, Fidelity Low Priced Stock Fund, amounted to 892,476 shares or 6.318% of the Common Stock outstanding. Fidelity Management Trust Company, a wholly-owned subsidiary of FMR Corp. and a bank as defined in Section 3(a)(6) of the Securities Exchange Act of 1934, is the beneficial owner of 19,900 shares or 0.141% of the Company’s common stock outstanding as a result of its serving as investment manager of the institutional account(s). Edward C. Johnson is Chairman of FMR Corp. and Abigail P. Johnson is a Director of FMR Corp.

(3)	Shares beneficial ownership with his spouse.

(4)	Includes 9,156 shares issuable upon exercise of options issued under Hanmi’s 2000 Stock Option Plan at an exercise price of $7.78.

(5)	Includes 197,029 shares held by Won R. Yoon MD & Soo Y. Song Yoon MD, Inc., of which he and his spouse have sole ownership.

(6)	Includes 67,720 shares held in the name of his children living with him.

(7)	Includes 27,468 shares issuable upon exercise of options issued under Hanmi’s 2000 Stock Option Plan at an exercise price of $7.78.

(8)	Includes 20,472 shares held in the names of his children under the Uniform Trust for Minors Act over which he exercises sole investment power.

(9)	Includes 49,359 shares held for the benefit of his children and a trust over which he exercises voting and investment power.

(10)	Includes 13,334 shares issuable upon exercise of options issued under Hanmi’s 2000 Stock Option Plan at an exercise price of $17.50.

Section 16(a) Beneficial Ownership Reporting Compliance

      Under Section 16(a) of the Exchange Act, the Company’s directors, executive officers and any persons holding ten percent or more of the Company’s Common Stock are required to report their ownership of Common Stock and any changes in that ownership to the Securities and Exchange Commission (the “SEC”) and to furnish the Company with copies of such reports. Specific due dates for these reports have been established, and the Company is required to report in this Proxy Statement any failure to file on a timely basis by such persons. Based solely upon a review of copies of reports filed with the SEC during fiscal 2003, all persons subject to the reporting requirements of Section 16(a) filed all required reports on a timely basis, except for one (1) report filed on Form 3 filed inadvertently late by Jae Whan Yoo relating to the initial statement of beneficial ownership of securities.

OTHER MATTERS

      The Board of Directors knows of no business other than that described herein that will be presented for consideration at the Annual Meeting of Stockholders. If, however, other business shall properly come before the meeting, the persons named in the enclosed form of proxy intend to vote the shares represented by said proxies on such matters in accordance with the recommendation of the Board of Directors, or in the absence of a recommendation, in accordance with their judgment.

STOCKHOLDER PROPOSALS FOR THE 2005 ANNUAL MEETING

      Any stockholder proposal intended to be included in the Company’s Proxy Statement for the 2005 Annual Meeting must be received by the Company for inclusion in the Proxy Statement and form of proxy for that meeting no later than December 23, 2004. Pursuant to the Company’s Bylaws, any other stockholder proposal to be presented at any annual meeting must be received by the Company’s Secretary not less than sixty (60) days nor more than ninety (90) days prior to the anniversary date of the immediately preceding Annual Meeting of Stockholders; provided, however, that in the event that the annual meeting is called for a date that is not within thirty (30) days before or after such anniversary date, notice by the stockholder in order to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure of the date of the annual meeting was made, whichever first occurs. To be in proper form, the stockholder’s notice must contain such information as is required by the Company’s Bylaws and applicable law.

      For any proposal that is not submitted for inclusion in next year’s proxy and is instead sought to be presented directly at next year’s annual meeting, Securities and Exchange Commission rules permit management to vote proxies in its discretion if the Company (i) does not receive notice of the proposal prior to the close of business on March 5, 2005 or (ii) receives notice of the proposal before the close of business on March 5, 2005, and advises stockholders in the proxy about the nature of the matter and how management intends to vote.

AVAILABILITY OF FORM 10-K

      The Company’s Annual Report is included in the mailing with this proxy statement. The Company will provide to any stockholder without charge, upon the written request of that stockholder, a copy of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2003 as filed with the Securities and Exchange Commission. Such requests should be addressed to: Stephanie Yoon, Investor Relations Manager, at Hanmi Financial Corporation, 3660 Wilshire Boulevard, Penthouse Suite A, Los Angeles, CA 90010. The Annual Report on Form 10-K includes a list of Exhibits. If you wish to receive copies of the Exhibits, we will send them to you. Expenses for copying and mailing will be your responsibility. In addition, the Securities and Exchange Commission maintains an internet site at http://www.sec.gov that contains information we file with them.

By Order of the Board of Directors

/S/ JAE WHAN YOO

Jae Whan Yoo
President and Chief Executive Officer

APPENDIX A

Charter of the Audit Committee

I.	Purpose

      The purpose of the Audit Committee (the “Committee”) of the Board of Directors (the “Board”) of Hanmi Financial Corporation (the “Company”) is to (a) assist the Board in monitoring and overseeing (i) the Company’s accounting and financial reporting processes; (ii) the quality and integrity of the Company’s financial statements, including audits of the financial statements; (iii) the performance of the Company’s internal audit function, including independent loan review, performed by the Company’s Risk Control Group; (iv) the qualifications, independence and performance of the independent auditor; and (v) compliance with applicable legal and regulatory financial accounting requirements; and (b) provide an avenue for communication among the independent auditor, the Risk Control Group, management and the Board. The Committee shall have such other duties as set forth in this charter and as directed by the Board.

II.	Composition of the Committee

      The Committee shall be comprised of at least three directors, each of whom shall be determined by the Board to meet the independence requirements of the Securities and Exchange Commission (the “SEC”), the Federal Deposit Insurance Corporation (“FDIC”), The Nasdaq Stock Market, Inc. (“Nasdaq”) and any other applicable governmental or regulatory authorities. The Committee shall also meet the applicable experience, expertise, financial literacy and other requirements of the SEC, FDIC and Nasdaq. At least one member of the Committee shall be an “audit committee financial expert” as defined by SEC rules.

      The members of the Committee shall be nominated by the Board upon recommendation by the Nominating and Corporate Governance Committee. The Board shall designate a Chairman and a Vice Chairman of the Committee. If the Committee Chairman is not present at a meeting of the Committee, the Vice Chairman shall preside.

III.	Committee Meetings

      The Committee shall meet quarterly or more frequently as circumstances require. A majority of the members of the Committee shall constitute a quorum.

      The Committee may form subcommittees for any purpose that the Committee deems appropriate and may delegate to such subcommittees such power and authority as the Committee deems appropriate.

      The Committee Chairman, in consultation with management and other members of the Committee, shall prepare and/or approve an agenda in advance of each meeting. Materials related to agenda items shall be provided to the Committee members sufficiently in advance of the meeting where necessary to allow the members to prepare for discussion of the items at the meeting. The Committee shall maintain written minutes of its meetings, which shall be maintained with the books and records of the Company. The Committee shall report its activities regularly and directly to the Board and shall make recommendations that the Committee deems advisable.

      The Committee may request that any director, officer or employee of the Company, or other persons whose advice and counsel are sought by the Committee, attend any meeting of the Committee to provide such pertinent information as the Committee requests.

IV.	Authority and Responsibilities

A. General

1.	The Committee shall prepare annually the report required by the SEC to be included in the Company’s annual proxy statement, including the review of financial statements with management, review of SAS 61 with the independent auditor, and review of the written disclosures and the letter from the independent auditor.

2.	The Committee shall have unrestricted access to Company personnel and documents and shall have the power to conduct or authorize investigations into any matters within the Committee’s scope of responsibilities.

3.	The Committee shall have the authority to engage independent counsel and other advisors as it determines necessary to carry out its duties. The Company shall provide for appropriate funding, as determined by the Committee, for payment of (a) compensation to the independent auditor engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company; (b) compensation to any advisors employed by the Committee; and (c) ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties. The Committee shall review and reassess at least annually the adequacy of this Charter and recommend any proposed changes to the Board for approval. The Committee shall annually review its own performance.

B. Quality and Integrity of Financial Statements

1.	The Committee shall review and discuss with management, the Risk Control Group and the independent auditor the Company’s quarterly and annual reports on Form 10-Q and Form 10-K, respectively, prior to their filing with the SEC, including Company’s financial statements, the disclosures contained therein (including “Management’s Discussion and Analysis of Financial Condition and Results of Operations”), and any certification, report, opinion or review rendered by management, the Risk Control Group or the independent auditor in connection with the foregoing.

2.	The Committee shall review and discuss with management, the Risk Control Group and the independent auditor any significant financial reporting issues and judgments made in connection with the preparation of the Company’s financial statements, including any significant changes in the Company’s selection or application of accounting principles, any special steps adopted in light of any material control deficiencies and the effect of regulatory and accounting initiatives on the Company’s financial statements.

3.	The Committee shall discuss earnings press releases as well as financial information and earnings guidance to be provided to analysts and rating agencies.

4.	The Committee shall periodically meet privately in executive session, with management, the Risk Control Group and the independent auditor, and as a committee to discuss any matters that the Committee or each of those groups believes should be discussed. The Committee may ask members of management or others to attend any such meeting and provide pertinent information as necessary.

C. Internal Controls and Procedures

1.	The Committee shall, in consultation with the Risk Control Group, management and the independent auditor, review and discuss the adequacy and effectiveness of the Company’s (a) internal controls, (b) internal audit procedures and (c) disclosure controls and processes, and management reports thereon.

2.	The Committee shall review any disclosures made to the Committee by the Chief Executive Officer and Chief Financial Officer during their certification process for the Form 10-K and Form 10-Q regarding any significant deficiencies in the design or operation of internal controls or material weaknesses therein and any fraud involving management or other employees who have a significant role in the Company’s internal controls.

3.	The Committee shall review and discuss with management and the Risk Control Group the Company’s significant financial risk exposures and the steps management has taken to monitor, control and report such exposures, including the Company’s risk assessment and risk management policies.

D. Internal Audit Function

1.	The Company’s Risk Control Group shall perform internal audit functions, including independent loan review, for the Company and shall report directly to the Committee. The Committee shall at least annually review and approve the Company’s internal audit and independent loan review plans (collectively, the “Internal Audit Plans”). The Committee shall periodically review the progress of implementation of the Internal Audit Plans.

2.	The Committee shall annually review with management and the Risk Control Group Manager: (a) the Risk Control Group’s responsibilities; (b) the Risk Control Group’s budget, staffing and the procedures and policies for implementing the Internal Audit Plans; and (c) any changes required in the scope of the Internal Audit Plans.

3.	The Committee shall review, at least quarterly, with management and the Risk Control Group the internal audit reports, independent loan review reports and independent certified audits, bank examinations and other information submitted by management. The Committee shall also review, at least quarterly, with management and the Risk Control Group any material findings of the Risk Control Group, any difficulties encountered in the course of the internal audits, and the status of any corrective actions.

4.	The Committee shall review and approve the appointment, replacement, performance and compensation of any internal auditor other than the Risk Control Group retained to perform any internal audit functions.

E. Independent Auditor’s Qualifications and Independence

1.	The Committee shall be directly responsible for the appointment, compensation, retention and oversight of the work of the independent auditor engaged (including resolution of any disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company, and each such independent auditor must report directly to the Committee.

2.	The Committee shall review the annual retention of the independent auditor, the audit engagement letters, the scope of audit services, estimated fees, timing of auditor visits, coordination with internal audit, monitoring of audit results and review of the independent auditor’s performance and services. The Committee shall have the sole authority to appoint or replace the independent auditor as the Committee deems necessary or appropriate.

3.	The Committee shall pre-approve all audit services and permitted non-audit services (including the fees and terms thereof) to be performed for the Company by its independent auditor (whether pursuant to policies or otherwise), subject to the de minimis exceptions for non-audit services described in the Securities Exchange Act of 1934, as amended (the “Exchange Act”), pursuant to policies adopted by the Company.

4.	The Committee shall not engage, or otherwise permit the Company to engage, the independent auditor to provide any non-audit services prohibited under Section 10A of the Exchange Act (Section 10A of the Exchange Act currently prohibits (a) bookkeeping or other services related to the accounting records or financial statements of the audit client, (b) financial information systems design and implementation, (c) appraisal or valuation services, fairness opinions, or contribution-in-kind reports, (d) actuarial services, (e) internal audit outsourcing services, (f) management functions or human resources, (g) broker or dealer, investment adviser, or investment banking services, (h) legal services and expert services unrelated to the audit, and (i) any other service that the Public Company Accounting Oversight Board, which was established under Section 101 of the Sarbanes-Oxley Act of 2002, determines, by regulation, is impermissible).

5.	The Committee shall annually evaluate the qualifications, performance and independence of the independent auditor. The Committee shall (a) receive written disclosures and the written statement from the independent auditor delineating all relationships between the auditor and the Company, consistent with Independence Standards Board Standard 1, (b) discuss with the independent auditor any disclosed relationships or services that might impact the auditor’s objectivity and independence and (c) take, or recommend that the Board take, appropriate action to oversee the independence of the outside auditor.

6.	The Committee shall ensure that the independent auditor’s lead audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit are rotated as required by law.

7.	The Committee shall oversee the establishment of written hiring policies for current and former employees of the independent auditor.

F. Independent Auditor’s Audit

1.	The Committee shall annually review and discuss with the independent auditor (a) its audit plans and audit procedures, including the scope, fees and timing of the audit; (b) the results of the annual audit examination and accompanying management letters; and (c) the results of the independent auditor’s procedures with respect to interim periods.

2.	The Committee shall, at least quarterly, review and discuss reports from the independent auditor on (a) all critical accounting policies and practices to be used; (b) all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor; and (c) other material written communications between the independent auditor and management, such as any management letter or schedule of unadjusted differences.

3.	The Committee shall review the Company’s audited financial statements in relation to meeting the requirements of an annual director’s examination, related notes, the independent auditor’s opinion to be rendered, and any unresolved disagreements with management concerning accounting or disclosure matters.

4.	The Committee shall inquire into any accounting adjustments that were noted or proposed by the independent auditor but were not recorded in the financial statements.

G. Compliance with Laws and Regulations

1.	The Committee shall review significant findings reported by bank regulators, review management’s related responses and monitor corrective actions on any major deficiencies noted.

2.	The Committee shall, at least annually, review with Company’s counsel any legal matters that could have a significant impact on the Company’s financial statements, the Company’s compliance with applicable laws and regulations, and any inquiries received from regulators or governmental agencies.

3.	The Committee shall review all “related party transactions” for potential conflicts of interest situations on an ongoing basis and have the authority to approve any such transactions. For purposes hereof, “related party transactions” shall mean any transaction required to be disclosed by the Company pursuant to SEC Regulation S-K, Item 404. The Committee shall also oversee the provisions of, and any violations of the provisions of, Section XII of the Company’s Code of Business Conduct and Ethics.

4.	The Committee shall establish procedures for (a) the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters; and (b) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters. Such procedures shall include the Committee’s responsibilities in response to any such complaints or submissions as set forth in the Company’s Code of Business Conduct and Ethics.

      The Committee shall also undertake such additional activities within the scope of its primary function as the Board or the Committee may from time to time determine or as may otherwise be required by law, the Board or the Company’s by-laws or charter.

      The duties and responsibilities of a member of the Committee are in addition to those duties set out for a member of the Board of the Company. While the Committee has the responsibilities and powers set forth by this charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate in accordance with generally accepted accounting principles. This is the responsibility of management and the independent auditor.

APPENDIX B

Charter of the Nominating and Corporate Governance Committee

I.	Purpose

      The Nominating and Corporate Governance Committee (the “Committee”) of the Board of Directors (the “Board”) of Hanmi Financial Corporation (the “Company”) is appointed by the Board to (a) assist the Board by identifying individuals qualified to become Board members, (b) recommend to the Board the director nominees for the Board and Board committees for the next annual meeting of stockholders, (c) develop, recommend and implement a set of corporate governance principles applicable to the Company and (d) monitor the process to determine Board and committee effectiveness.

II.	Composition of the Committee

      The Committee shall be comprised of at least three directors, each of whom shall be determined by the Board to meet the independence requirements of the Securities and Exchange Commission (the “SEC”), the Federal Deposit Insurance Corporation (“FDIC”), The Nasdaq Stock Market, Inc. (“Nasdaq”) and any other applicable governmental or regulatory authorities.

      The Committee members shall be appointed by the Board on recommendation by the Committee. The Board shall designate a Chairman and a Vice Chairman of the Committee. If the Committee Chairman is not present at a meeting of the Committee, the Vice Chairman shall preside.

III.	Committee Meetings

      The Committee shall meet annually or more frequently as circumstances require. A majority of the members of the Committee shall constitute a quorum. The Committee may form subcommittees for any purpose that the Committee deems appropriate and may delegate to such subcommittees such power and authority as the Committee deems appropriate.

      The Committee Chairman, in consultation with management and other members of the Committee, shall prepare and/or approve an agenda in advance of each meeting. Materials related to agenda items shall be provided to the Committee members sufficiently in advance of the meeting where necessary to allow the members to prepare for discussion of the items at the meeting. The Committee shall maintain written minutes of its meetings, which shall be maintained with the books and records of the Company. The Committee shall report its activities regularly and directly to the Board and shall make recommendations that the Committee deems advisable.

      The Committee may request that any director, officer or employee of the Company, or other persons whose advice and counsel are sought by the Committee, attend any meeting of the Committee to provide such pertinent information as the Committee requests.

IV.	Authority and Responsibilities

A. General

1.	The Committee shall have the authority to conduct or authorize investigations into or studies of matters within the Committee’s scope of responsibilities.

2.	The Committee shall have the sole authority to retain and terminate any search firm to be used to identify director candidates and shall have sole authority to approve the search firm’s fees and other retention terms, such fees to be borne by the Company. The Committee shall also have authority to obtain advice and assistance from internal or external legal, accounting or other advisors as it deems necessary, such fees to be borne by the Company.

3.	The Committee shall annually review and reassess its own performance and the adequacy of this Charter.

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B. Assessment of Board and Nomination of Directors

1.	The Committee is responsible for identifying, recruiting, screening, interviewing, and recommending to the Board candidates for new directors as necessary to fill vacancies or to fill additional needs of the Board.

2.	The Committee shall recommend qualified director nominees to the Board for election or re-election at each annual meeting of stockholders.

3.	The Committee shall recommend to the Board candidates for membership on the various committees of the Board.

4.	The Committee shall annually review the current size of the Board and make any recommendations regarding the appropriate size of the Board.

5.	The Committee shall oversee and prepare the evaluation method and criteria for the Board’s annual evaluation of the composition, competence and performance of the Board and its committees. The Committee may retain consultants or advisors to assess the performance and effectiveness of the Board as a whole, its committees and each individual director. The results of any self-evaluations, peer evaluations, or evaluations by any consultant or advisor shall be submitted to the Board. The evaluations shall focus on contributions by the Board and individual directors to the Company. The assessment shall also include director succession planning, in light of the expected future needs of the Board and the Company, so as to ensure that Board effectiveness is not diminished during periods of transition.

6.	The Committee shall annually evaluate and recommend the appropriate level of compensation, including stock options, for non-employee members of the Board. In determining the compensation for Board and committee service, the Committee shall consider all relevant factors, including applicable legal, regulatory and listing requirements and compensation of independent directors at comparable companies.

7.	The Committee will consider recommendations by stockholders for directors to be nominated, provided that any such recommending stockholders have complied with the procedures for recommending Board nominees set forth in the Company’s Corporate Governance Guidelines.

8.	The Committee is responsible for reviewing with the Board annually the appropriate criteria and standards for determining director independence consistent with the rules of Nasdaq, the rules and regulations of the SEC and all other applicable legal requirements.

9.	The Committee shall monitor the orientation and training needs of directors and recommend action to the Board concerning such orientation and training needs where appropriate.

10.	The Committee shall recommend to the Board a slate of persons to be nominated as directors of subsidiaries.

C. Corporate Governance Guidelines and the Code of Business Conduct and Ethics

      The Committee shall review not less than annually the Company’s Corporate Governance Guidelines and the Code of Business Conduct and Ethics and recommend any proposed changes to the Board for approval.

      The Committee shall also undertake such additional activities within the scope of its primary function as the Board or the Committee may from time to time determine or as may otherwise be required by law, the Board or the Company’s by-laws or charter.

      The duties and responsibilities of a member of the Committee are in addition to those duties set out for a member of the Board of the Company.

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HANMI FINANCIAL CORPORATION

ANNUAL MEETING OF STOCKHOLDERS
MAY 19, 2004

The undersigned shareholder(s) of Hanmi Financial Corporation (“Hanmi”) hereby nominates, constitutes and appoints Richard B.C. Lee and David Kim, and each of them, the attorney, agent and proxy of the undersigned, with full power of substitution, to vote all stock of Hanmi Financial Corporation which the undersigned is entitled to vote at the Annual Meeting of Stockholders of Hanmi to be held at the Sheraton Universal Hotel located at 333 Universal Hollywood Drive, Universal City, California, on May 19, 2004, at 10:30 a.m. local time, and at any adjournment or adjournments thereof, as fully and with the same force and effect as the undersigned might or could do if personally present thereat, as follows:

THE BOARD OF DIRECTORS RECOMMENDS A VOTE OF “FOR” PROPOSAL 1 AND “FOR” PROPOSAL 2. THE PROXY SHALL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS GIVEN. IF NO INSTRUCTIONS ARE GIVEN, THE PROXY CONFERS AUTHORITY TO AND SHALL BE VOTED “FOR” PROPOSAL 1 AND “FOR” PROPOSAL 2.

PLEASE SIGN AND DATE ON REVERSE SIDE.

- DETACH PROXY CARD HERE -

1.	Election of Directors. To elect the following two nominees to serve as directors of Hanmi for a term of three years until their respective successors are elected and qualified.

☐ FOR	☐ WITHHOLD AUTHORITY TO VOTE

Director Nominees: M. Christian Mitchell, Jae Whan Yoo

2.	Increase Number of Authorized Shares. To amend the Hanmi Certificate of Incorporation to increase the number of authorized shares of common stock that may be issued from 50 million shares to 200 million shares.

☐ FOR	☐ AGAINST	☐ WITHHOLD AUTHORITY TO VOTE

3.	To transact such other business as may properly come before the Meeting and at any adjournment or adjournments thereof. Management at present knows of no other business to be presented by or on behalf of Hanmi or its Board of Directors at the Meeting.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND MAY BE REVOKED PRIOR TO ITS EXERCISE.

IF ANY OTHER BUSINESS IS PRESENTED AT THE MEETING, THIS PROXY SHALL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS.

Please sign and date Below.

(Number of Shares)

(Please Print Name)

(Please Print Name)

Dated:

(Signature of Shareholder)

(Signature of Shareholder)

(Please date this Proxy and sign your name as it appears on your stock certificates. Executors, administrators, trustees, etc., should give their full duties. All joint owners should sign.)

I (We) do    do not   expect to attend the Meeting

Number of Persons

Please Detach Here
- You Must Detach This Portion of the Proxy Card -
Before Returning it in the Enclosed Envelope